NEWS RELEASE
For Immediate Release

Nord Resources Receives Aquifer Protection Permit

TUCSON, AZ, October 19, 2010 - Nord Resources Corporation (OTCBB:NRDS.OB), which owns and operates the Johnson Camp copper mine in Arizona, today announced that Arizona Department of Environmental Quality (ADEQ) has issued an Aquifer Protection Permit (APP) for the Johnson Camp Mine property.

Since July 2002, the Johnson Camp Mine has been operating under a Compliance Order issued by the ADEQ. Under the Compliance Order, the company was required, among other things, to bring the mine into compliance with Arizona's aquifer protection laws. Since that time the company has worked closely with the ADEQ to insure all necessary upgrades and improvements to the facility fully satisfy all ADEQ requirements. As a result Nord has received an APP which is effective (barring unexpected events) for the life of the facility including closure and post-closure periods.

"The successful completion of this process is the result of several years of effort and investment and we're pleased that we have been able to fully satisfy all of Arizona's stringent environmental requirements," said Randy Davenport, Nord's Chief Executive Officer. "Further, receipt of the APP clears the way for the company to begin construction on the new leach pad for the Johnson Camp Mine. We are still targeting to have the new pad operational by the end of the 2011 first quarter, subject to timely completion of ongoing recapitalization activities."

Nord is continuing to focus on maximizing its cash flow, leaching ore previously mined, crushed, and placed on its three existing pads. While it is not mining and crushing new ore, Nord has been working on developing a comprehensive program to gain a better understanding of the Johnson Camp Mine's ore body and to optimize the company's mine plan. "We are nearing completion of this work, updating the geologic block model with acid soluble grades, optimizing mine plans, and completing engineering for the new leach pad. We also have initiated extensive metallurgical testing that includes a dozen 20-foot column leach tests that will provide a better understanding of copper recoveries and acid consumption," Mr. Davenport said.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. For further information, please visit our website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements including those relating to Nord's plans to build the new leaching pad for the Johnson Camp Mine with the expectation that the new pad will be operational by the end of the 2011 first quarter, subject to timely completion of Nord's ongoing restructuring activities.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, Nord's ability to refinance the company, the market price of copper, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
Wayne Morrison
Chief Financial Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600 ext. 223
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca